Exhibit 10.10

EMPLOYEE FORM OF AWARD AGREEMENT

FOR REPLACEMENT AWARDS UNDER THE

2012 EQUITY REPLACEMENT PLAN

Restoration Hardware Holdings, Inc.

15 Koch Road, Suite J

Corte Madera, CA 94952

[Date]

[Name]

[Address]

Dear [Name]:

In connection with the initial public offering (“IPO”) of Restoration Hardware Holdings, Inc. (“Company”), Home Holdings, LLC (“HH) and the Company will be cancelling all Units issued under the HH Amended and Restated 2008 Team Resto Ownership Plan (“TROP”) and replacing such Units with Awards under the Restoration Hardware Holdings, Inc. 2012 Equity Replacement Plan (“Plan”). The Plan and this award agreement, including Appendix A attached hereto (“Award Agreement”), outline the terms of your replacement Award. Capitalized terms, unless otherwise defined herein, have the meaning given to such terms in the Plan.

Grant Date:	[—]

Replacement Award:	On the Grant Date, the Company hereby grants you an Award of [—] Shares in accordance with Section 6(a) of the Plan, of which [—] Shares are subject to Selling Restrictions as set forth below.

Vesting:	The Shares subject to this Award will be fully vested on the Grant Date.

Selling Restrictions:	Subject to Section 6(c) of the Plan, the Selling Restrictions will lapse with respect to the number of Shares set forth in the table below on the corresponding date:

	Number of Shares	Lapse Date
[—] Shares of Common Stock
[—] Shares of Common Stock
[—] Shares of Common Stock
[—] Shares of Common Stock

Subject to Section 6(c) of the Plan, the Selling Restrictions will lapse with respect to the number of Vested Shares set forth in the table below on the date on which the Ten Day Average Price has reached and remained for ten (10) consecutive trading days at the corresponding Lapse Price set forth below:

	Number of Shares	Lapse Date
	[—] Shares of Common Stock	[$—] per share

For purposes of this Award Agreement, “Ten Day Average Price” shall mean, as of any date, the average Fair Market Value of the Common Stock for the last ten (10) consecutive trading days, as determined after market close on the tenth (10th ) such consecutive trading day.

The Lapse Price shall be subject to adjustment for changes in capitalization as provided in Section 4(b) of the Plan. For purposes of clarity, the Selling Restrictions will lapse only once as to a particular installment attributable to attaining (for ten (10) consecutive trading days) a Ten Day Average Price equal to the Lapse Price and there shall be no requirement that the Fair Market Value of the Common Stock remain above the Lapse Price after such date.

Termination of Continuous Service:	This Award will be subject to repurchase at the option of the Company pursuant to Section 6(c) of the Plan in the event of your termination of Continuous Service.

The Award granted under this Award Agreement is subject to the terms of the Plan except to the extent the Plan is expressly modified by the terms of this Award Agreement. This Award Agreement is intended to set forth some of the material terms of your Award. Please review the attached Plan document carefully as it contains important additional terms applicable to your Award that are not set forth in this Award Agreement. You hereby acknowledge and agree that as a result of this Award Agreement, you have no equity or other ownership interest in HH, you are not a member of HH and you have no further rights or obligations under any operating agreement of HH.

Warm Regards,

RESTORATION HARDWARE HOLDINGS, INC

By:	By:
Name:	Name:
Title:	Title:

[Acknowledgement follows on next page.]

I acknowledge receipt of this Award Agreement, a copy of the Plan and the terms contained herein. I acknowledge and agree that nothing in this Award Agreement or the Plan shall confer upon me any right with respect to continuation of my service, that this Award Agreement is not an employment contract, and that employment with the Company or an Affiliate thereof is on an “at will” basis and may be terminated by me or the Company or an Affiliate, as applicable, at any time, for any reason, subject to the terms of my employment or service agreement (if any) with Company or an Affiliate thereof. In addition, I acknowledge that neither the Company nor any Affiliate thereof is making any representation or guarantee as to the tax treatment or consequences of the grant, vesting, or sale of the Award granted to me hereunder, and that I have been advised by the Company to, and have, consulted my own individual tax advisor.

Acknowledged:

By:
Name:
Date:

[Appendix A follows on next page.]

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS

1. Legends. You understand and agree that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares subject to this Award together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN AWARD AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT AND THE RESTORATION HARDWARE HOLDINGS, INC. 2012 EQUITY REPLACEMENT PLAN, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

2. Stop Transfer Notices. In order to ensure compliance with the Selling Restrictions, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

3. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

4. Escrow of Stock. For purposes of facilitating the enforcement of the Selling Restrictions, you agree, immediately upon receipt of the certificate(s) for the Shares, to deliver the certificate(s) attributable to that portion of the Shares then subject to the Selling Restrictions, together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by you with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Shares are subject to the Selling Restrictions, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Award Agreement in accordance with the terms hereof. You hereby acknowledge that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to enter into this Award Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. You agree that the Shares subject to the Selling Restrictions may be held electronically in a book entry system maintained by the Company’s transfer agent or other third-party and that all the terms and conditions of this Section 4 applicable to certificated Shares will apply with the same force and effect to such electronic method for holding the Shares. You agree that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Subject to the provisions of any security or lock-up agreement relating to your purchase or receipt of the Shares, upon the expiration of the Selling Restrictions, the escrow holder will transmit to you the certificate evidencing the Shares with respect to which the Selling Restrictions have lapsed.

5. Additional Securities and Distributions.

a. Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other transaction described in Section 4(b) of the Plan, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Shares with respect to which they were issued, including, without limitation, the Selling Restrictions set forth in Section 6(e) of the Plan. You shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but you may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, you may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

b. The Company shall disburse to you all regular cash dividends with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.

6. Taxes. You are ultimately liable and responsible for all taxes owed by you in connection with the Award, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Affiliate makes any representation or undertaking regarding the tax treatment of grant of the Award, the lapse of Selling Restrictions, or the subsequent sale of Shares subject to the Award. The Company and its Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate your tax liability.

7. Assignment. Whenever the Company shall have the right to repurchase Shares pursuant to Section 6(e) of the Plan, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations, to exercise all or a part of such repurchase right.

8. Entire Agreement. The Plan, this Award Agreement and any applicable lock-up agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. Should any provision of the

Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

9. Construction. The captions used in this Award Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

10. Section 83(b). You may choose to make a protective election pursuant to Section 83(b) of the Code with respect to the Shares subject to this Award that are subject to Selling Restrictions. Please consult with your own tax advisor regarding this matter.

[Exhibit A follows on next page.]

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto                     ,              (            ) shares of the Common Stock of Restoration Hardware Holdings, Inc., a Delaware corporation (the “Company”), standing in his name on the books of, the Company represented by Certificate No. herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

DATED:

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

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